Exhibit 99.2
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


                       CHANCELLOR CORPORATION AND SUBSIDIARIES
                          PRO FORMA COMBINED BALANCE SHEETS
                          (In Thousands, Except Share Data)



                                                                       DECEMBER 31,
                                                                           1998
                                                                      --------------

ASSETS

   Cash and cash equivalents                                          $         644
   Receivables, net                                                           3,255
   Inventory                                                                 10,758
   Net investment in direct finance leases                                      359
   Equipment on operating lease, net of accumulated depreciation
     Of $2,351                                                                  702
   Residual values, net                                                         219
   Furniture and equipment, net of accumulated depreciation
     Of $1,290                                                                  999
   Other investments                                                          3,681
   Intangibles, net                                                           7,541
   Other assets, net                                                          1,411
                                                                      --------------

                                                                      $      29,569
                                                                      ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

   Accounts payable and accrued expenses                              $       6,366
   Deferred reimbursable expenses                                             1,068
   Indebtedness:
     Revolving credit line                                                    9,063
     Notes payable                                                              942
     Nonrecourse                                                                889
     Recourse                                                                 4,234
          Total liabilities                                                  22,562
                                                                      --------------

Commitments and contingencies

Stockholders' equity:
   Prefered Stock, $.01 par value, 20,000,000 shares authorized:
     Convertible Series AA, 5,000,000  shares issued and outstanding             50
     Convertible Series B, 2,000,000 shares authorized,
       None issued and outstanding                                              ---
   Common stock, $.01 par value; 75,000,000 shares authorized,
     43,044,380 shares issued and outstanding                                   430
   Additional paid-in capital                                                34,217
   Accumulated deficit                                                      (27,690)
                                                                              7,007
                                                                      --------------

                                                                      $      29,569
                                                                      ==============
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


                         CHANCELLOR CORPORATION AND SUBSIDIARIES
                       PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                          (In Thousands, Except Per Share Data)



                                                    DECEMBER 31,
                                                        1998           1997
                                                    -------------  ------------

Revenues:
   Transportation equipment sales                   $      45,239  $    27,332
   Rental income                                              942          870
   Lease underwriting income                                   74          293
   Direct finance lease income                                110          272
   Interest income                                            195           44
   Gains from portfolio remarketing                         1,374          801
   Fees from remarketing activities                         1,407        1,488
   Other income                                               441          665
                                                           49,782       31,765
                                                    -------------  ------------

Costs and expenses:
   Cost of transportation equipment sales                  38,399       22,604
   Selling, general and administrative                      9,104       10,619
   Interest expense                                           647          687
   Depreciation and amortization                              681          506
                                                           48,831       34,416
                                                    -------------  ------------

Income (loss) before extraordinary item and
   Provision (benefit) for income tax                         951       (2,651)

Provision (benefit) for income tax                           ----           13
                                                    -------------  ------------
Income (loss) before extraordinary item                       951       (2,664)

Extraordinary item - gain on debt forgiveness                ----          930
                                                    -------------  ------------
Net income (loss)                                   $         951   (   $1,734)
                                                    =============      =======

Basic net income (loss) per share:
   Income (loss) before extraordinary item          $         .03  $       .17
   Extraordinary item                                        ----         (.06)
   Net income (loss)                                $         .03   (   $  .11)
                                                    =============      =======

Diluted net income (loss) per share:
   Income (loss) before extraordinary item          $         .02  $       .17
   Extraordinary item                                        ----         (.06)
   Net income (loss)                                $         .02   (   $  .11)
                                                    =============      =======

Shares used in computing basic net income (loss)
   Per share                                           36,695,162   15,224,432
                                                    =============  ============

Shares used in computing diluted net income (loss)
   Per share                                           52,941,579   15,224,432
                                                    =============  ============
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